Exhibit 10.2

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 RESTRICTED STOCK PLAN

Plan Document

1.                                       Establishment, Purpose, and Types of Awards

Talecris Biotherapeutics Holdings Corp. (the “Company”) hereby establishes this equity-based incentive compensation plan to be known as the “Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan” (hereinafter referred to as the “Plan”), in order to provide incentives and awards to select employees, directors, consultants, and advisors of the Company and its Affiliates. The Plan permits the granting of Restricted Shares, Restricted Share Units, and Unrestricted Shares.

The Plan is not intended to affect and shall not affect any stock options, equity-based compensation, or other benefits that the Company or its Affiliates may have provided, or may separately provide in the future pursuant to any agreement, plan, or program that is independent of this Plan.

2.                                       Defined Terms

Terms in the Plan that begin with an initial capital letter have the defined meaning set forth in Appendix A, unless defined elsewhere in this Plan or the context of their use clearly indicates a different meaning.

3.                                       Shares Subject to the Plan

Subject to the provisions of Section 9 of the Plan, the maximum number of Shares that the Company may issue for all Awards is 400,000 Shares. For all Awards, the Shares issued pursuant to the Plan may be authorized but unissued Shares, Shares that the Company has reacquired or otherwise holds in treasury, or Shares held in a trust.

Shares that are subject to an Award that for any reason expires, is forfeited, or is cancelled, and Shares that are for any other reason not paid or delivered under this Plan shall again, except to the extent prohibited by Applicable Law, be available for subsequent Awards under the Plan. In addition, the Committee may make future Awards with respect to Shares that the Company retains pursuant to an Award under this Plan, in order to satisfy the withholding or employment taxes due upon grant, vesting, or distribution of an Award.

4.                                       Administration

(a)                                  General. The Committee shall administer the Plan in accordance with its terms, provided that the Board may act in lieu of the Committee on any matter. The Committee shall hold meetings at such times and places as it may determine and shall make such rules and regulations for the conduct of its business as it deems advisable. In the absence of a duly appointed Committee or if the Board otherwise chooses to act in lieu of the Committee, the Board shall function as the Committee for all purposes of the Plan.

(b)                                 Committee Composition. The Board shall appoint the members of the Committee. The Board may at any time appoint additional members to the Committee, remove and replace members of the Committee with or without Cause, and fill vacancies on the Committee however caused.

(c)                                  Powers of the Committee. Subject to the provisions of the Plan, the Committee shall have the authority, in its sole discretion:

(i)                                     to determine Eligible Persons to whom Awards shall be granted from time to time and the number of Shares, units, or dollars to be covered by each Award;

(ii)                                  to determine, from time to time, the Fair Market Value of Shares;

(iii)                               to determine, and to set forth in Award Agreements, the terms and conditions of all Awards, the installments and conditions under which an Award shall become vested (which may be based on performance), terminated, expired, cancelled, or replaced, and the circumstances for vesting acceleration or waiver of forfeiture restrictions, and other restrictions and limitations;

(iv)                              to approve the forms of Award Agreements and all other documents, notices and certificates in connection therewith which need not be identical either as to type of Award or among Participants;

(v)                                 to construe and interpret the terms of the Plan and any Award Agreement, to determine the meaning of their terms, and to prescribe, amend, and rescind rules and procedures relating to the Plan and its administration; and

(vi)                              in order to fulfill the purposes of the Plan and without amending the Plan, to modify, to cancel, or to waive the Company’s rights with respect to any Awards, to adjust or to modify Award Agreements for changes in Applicable Law, and to recognize differences in foreign law, tax policies, or customs;

(vii)                           to determine if a person maintains Continuous Service under the Plan; and

(viii)                        to make all other interpretations and to take all other actions that the Committee may consider necessary or advisable to administer the Plan or to effectuate its purposes.

Subject to Applicable Law and the restrictions set forth in the Plan, the Committee may delegate administrative functions to individuals who are Reporting Persons, officers, or Employees of the Company or its Affiliates.

(d)                                 Deference to Committee Determinations. The Committee shall have the discretion to interpret or construe ambiguous, unclear, or implied (but omitted) terms in any fashion it deems to be appropriate in its sole discretion, and to make any findings of fact needed in the administration of the Plan or Award Agreements. The Committee’s prior exercise of its discretionary authority shall not obligate it to exercise its authority in a like fashion thereafter. The Committee’s interpretation and construction of any provision of the Plan, or of any Award or Award Agreement, shall be final, binding, and conclusive. The validity of any such interpretation, construction, decision or finding of fact shall not be given de novo review if challenged in court, by arbitration, or in any other forum, and shall be upheld unless clearly made in bad faith or materially affected by fraud.

(e)                                  No Liability; Indemnification. Neither the Board nor any Committee member, nor any Person acting at the direction of the Board or the Committee, shall be liable for any act, omission, interpretation, construction or determination made in good faith with respect to the Plan, any Award or any Award Agreement. The Company and its Affiliates shall pay or reimburse any member of the Committee, as well as any Director, Employee, or Consultant who takes action on behalf of the Plan, for all expenses incurred with respect to the Plan, and to the full extent allowable under Applicable Law shall indemnify each and every one of them for any claims, liabilities, and costs (including reasonable attorney’s fees) arising out of their good faith performance of duties on behalf of the Plan. The Company and its Affiliates may, but shall not be required to, obtain liability insurance for this purpose.

5.                                       Eligibility

(a)                                  General Rule. The Committee shall determine from the class of Eligible Persons those individuals to whom Awards under the Plan may be granted, the number of Shares subject to each Award, and the price (if any) to be paid for the Shares or the Award. A Participant who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, if such person is otherwise an Eligible Person and if otherwise in accordance with the terms of the Plan.

(b)                                 Documentation of Awards. Each Award shall be evidenced by an Award Agreement signed by the Company and, if required by the Committee, by the Participant. The Award Agreement shall set forth the material terms and conditions of the Award established by the Committee, and each Award shall be subject to the terms and conditions set forth in Sections 19, 20, and 21  unless otherwise specifically provided in an Award Agreement.

(c)                                  Limits on Awards. During the term of the Plan, no Participant may receive Awards that relate to more than fifty percent (50%) of the total number of Shares reserved for Awards pursuant to Section 3 above, as adjusted pursuant to Section 9 below.

(d)                                 Replacement Awards. Subject to Applicable Laws (including any associated Shareholder approval requirements), the Committee may, in its sole discretion and upon such terms as it deems appropriate, require as a condition of the grant of an Award to a Participant that the Participant surrender for cancellation some or all of the Awards that have previously been granted to the Participant under this Plan or otherwise. An Award that is conditioned upon such surrender may or may not be the same type of Award, may cover the same (or a lesser or greater) number of Shares as such surrendered Award, may have other terms that are determined without regard to the terms or conditions of such surrendered Award, and may contain any other terms that the Committee deems appropriate.

6.                                       Restricted Shares, Restricted Share Units, and Unrestricted Shares

(a)                                  Grants. The Committee may in its sole discretion grant restricted shares (“Restricted Shares”) to any Eligible Person and shall evidence such grant in an Award Agreement that is delivered to the Participant and that sets forth the number of Restricted Shares, the purchase price for such Restricted Shares (if any), and the terms upon which the Restricted Shares may become vested. In addition, the Company may in its discretion grant to any Eligible Person the right to receive Shares after certain vesting requirements are met (“Restricted Share Units”), and shall evidence such grant in an Award Agreement that is delivered to the Participant which sets forth the number of Shares (or formula, that may be based on future performance or conditions, for determining the number of Shares) that the Participant shall be entitled to receive upon vesting and the terms upon which the Shares subject to a Restricted Share Unit may become vested. The Committee may condition any Award of Restricted Shares or Restricted Share Units to a Participant on receiving from the Participant such further assurances and documents as the Committee may require to enforce the restrictions. In addition, the Committee may grant Awards hereunder in the form of Unrestricted Shares, which shall vest in full upon the date of grant or such other date as the Committee may determine or which the Committee may issue pursuant to any program under which one or more Eligible Persons (selected by the Committee in its sole discretion) elect to pay for such Shares or to receive Unrestricted Shares in lieu of cash bonuses that would otherwise be paid.

(b)                                 Vesting and Forfeiture. The Committee shall set forth in an Award Agreement granting Restricted Shares or Restricted Share Units, the terms and conditions under which the Participant’s interest in the Restricted Shares or the Shares subject to Restricted Share Units will become vested and non-forfeitable. Except as set forth in the applicable Award Agreement or as the Committee otherwise determines, upon termination of a Participant’s Continuous Service for any other reason, the Participant shall forfeit his or her Restricted Shares and Restricted Share Units; provided that if a Participant purchases the Restricted Shares and forfeits them for any reason, the Company shall return the purchase price to the Participant only if and to the extent set forth in an Award Agreement.

(c)                                  Issuance of Restricted Shares; Voting Rights. The Company shall issue stock certificates that evidence Restricted Shares pending the lapse of applicable restrictions, and that bear a legend making appropriate reference to such restrictions. Except as set forth in the applicable Award Agreement or the Committee otherwise determines, the Company or a third party that the Company designates shall hold such Restricted Shares and any dividends that accrue with respect to Restricted Shares pursuant to Section 6(e) below, provided that the Participant shall at all times have voting rights with respect to any Restricted Shares subject to the Participant’s Awards.

(d)                                 Issuance of Unrestricted Shares upon Vesting. As soon as practicable after vesting of a Participant’s Restricted Shares (or right to receive Shares underlying Restricted Share Units) and the Participant’s satisfaction of applicable tax withholding requirements, the Company shall release to the Participant, free from the vesting restrictions, one Share for each vested Restricted Share (or issue one Share free of the vesting restriction for each vested Restricted Share Unit), unless an Award Agreement provides otherwise. No fractional shares shall be distributed, and cash shall be paid in lieu thereof.

(e)                                  Dividends. Except as otherwise provided in an Award Agreement, any dividends paid with respect to Restricted Shares or Shares underlying Restricted Share Units will only be distributed to a Participant or duly-authorized transferee in accordance with this Section 6(e). Whenever Shares are released to a Participant or duly-authorized transferee pursuant to Section 6(d) above as a result of the vesting of Restricted Shares or the Shares underlying Restricted Share Units are issued to a Participant pursuant to Section 6(d) above, such Participant or duly authorized transferee shall also be entitled to receive (unless otherwise provided in the Award Agreement), with respect to each Share released or issued, (i) a number of Shares equal to any stock dividends, which were declared and paid to the holders of Shares between the Grant Date and the date such Share is released from the vesting restrictions in the case of Restricted Shares or issued in the case of Restricted Share Units, and (ii) a lump sum payment in an amount equal to the cash dividends payable between the Grant Date and the settlement date. Unless otherwise provided in an Award Agreement, to the extent that a Participant forfeits Restricted Shares or Shares underlying a Restricted Share Unit Award before vesting of the Shares, such Participant will forfeit all stock dividends and cash dividends attributable to such Shares.

(f)                                    Section 83(b) Elections. A Participant may make an election under Section 83(b) of the Code (the “Section 83(b) Election”) with respect to Restricted Shares. If a Participant who has received Restricted Share Units provides the Committee with written notice of his or her intention to make a Section 83(b) Election with respect to the Shares subject to such Restricted Share Units, the Committee may in its discretion convert the Participant’s Restricted Share Units into Restricted Shares, on a one-for-one basis, in full satisfaction of the Participant’s Restricted Share Unit Award. The Participant may then make a Section 83(b) Election with respect to those Restricted Shares.

7.                                       Taxes

(a)                                  General. As a condition to the issuance or distribution of Shares pursuant to the Plan, the Participant (or in the case of the Participant’s death, the person who succeeds to the Participant’s rights) shall make such arrangements as the Company may require for the satisfaction of any applicable federal, state, local or foreign withholding tax obligations that may arise in connection with the Award and the issuance of Shares. The Company shall not be required to issue any Shares until such obligations are satisfied, and may unilaterally withhold Shares for this purpose. If the Committee allows the withholding or surrender of Shares to satisfy a Participant’s tax withholding obligations, the Committee shall not allow Shares to be withheld in an amount that exceeds the minimum statutory withholding rates for federal and state tax purposes, including payroll taxes.

(b)                                 Default Rule for Employees. In the absence of any other arrangement, an Employee shall be deemed to have directed the Company to withhold or collect from his or her cash compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of the vesting of an Award.

(c)                                  Special Rules. In the case of a Participant other than an Employee (or in the case of an Employee where the next payroll payment is not sufficient to satisfy such tax obligations, with respect to any remaining tax obligations), in the absence of any other arrangement and to the extent permitted under Applicable Law, the Participant shall be deemed to have elected to have the Company withhold from the Shares or cash to be issued pursuant to an Award that number of Shares having a Fair Market Value determined as of the applicable Tax Date (as defined below) or cash equal to the amount required to be withheld. For purposes of this Section 7, the Fair Market Value of the Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined under the Applicable Law (the “Tax Date”).

(d)                                 Surrender of Shares. If permitted by the Committee, in its discretion, a Participant may satisfy the minimum applicable tax withholding and employment tax obligations associated with an Award by surrendering Shares to the Company (including Shares that would otherwise be issued pursuant to the Award) that have a Fair Market Value determined as of the applicable Tax Date equal to the amount required to be withheld. In the case of Shares previously acquired from the Company that are surrendered under this Section 7, such Shares must have been owned by the Participant for more than six months on the date of surrender (or such longer period of time the Company may in its discretion require).

(e)                                  Income Taxes and Deferred Compensation. Participants are solely responsible and liable for the satisfaction of all taxes and penalties that may arise in connection with Awards (including any taxes arising under Section 409A of the Code), and the Company shall not have any obligation to indemnify or otherwise hold any Participant harmless from any or all of such taxes. The Committee shall have the discretion to organize any deferral program, to require deferral election forms, and to grant or to unilaterally modify any Award in a manner that (i) conforms with the requirements of Section 409A of the Code with respect to compensation that is deferred and that vests after December 31, 2004, (ii) that voids any Participant election to the extent it would violate Section 409A of the Code, and (iii) for any distribution election that would violate Section 409A of the Code, to make distributions pursuant to the Award at the earliest to occur of a distribution event that is allowable under Section 409A of the Code or any distribution event that is both allowable under Section 409A of the Code and is elected by the Participant, subject to any valid second election to defer, provided that the Committee permits second elections to defer in accordance with Section 409A(a)(4)(C). The Committee shall have the sole discretion to interpret the requirements of the Code, including Section 409A, for purposes of the Plan and all Awards.

8.                                       Non-Transferability of Awards

(a)                                  General. Except as set forth in this Section 8, or as otherwise approved by the Committee, Awards (other than Unrestricted Stock) may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The designation of a beneficiary by a Participant will not constitute a transfer.

(b)                                 Limited Transferability Rights. Notwithstanding anything else in this Section 8, the Committee may in its discretion provide in an Award Agreement that an Award in the form of Restricted Shares may be transferred, on such terms and conditions as the Committee deems appropriate, either (i) by instrument to the Participant’s “Immediate Family” (as defined below), (ii) by instrument to an inter vivos or testamentary trust (or other entity) in which the Award is to be passed to the Participant’s designated beneficiaries, or (iii) by gift to charitable institutions. Any transferee of the Participant’s rights shall succeed and be subject to all of the terms of the applicable Award Agreement and the Plan. “Immediate Family” means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, and shall include adoptive relationships.

9.                                       Adjustments Upon Changes in Capitalization, Merger or Certain Other Transactions

(a)                                  Changes in Capitalization. The Committee shall equitably adjust the number of Shares covered by each outstanding Award, and the number of Shares that have been authorized for issuance under the Plan but as to which no Awards have yet been granted or that have been returned to the Plan upon cancellation, forfeiture, or expiration of an Award, as well as the price per Share covered by each such outstanding Award, to reflect any increase or decrease in the number of issued Shares resulting from a stock-split, reverse stock-split, stock dividend, combination, recapitalization or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company. In the event of any such transaction or event, the Committee may provide in substitution for any or all outstanding Awards under the Plan such alternative consideration (including securities of any surviving entity) as it may in good faith determine to be equitable under the circumstances and may require in connection therewith the surrender of all Awards so replaced. In any case, such substitution of securities shall not require the consent of any person who is granted Awards pursuant to the Plan. Except as expressly provided herein, or in an Award Agreement, if the Company issues for consideration shares of stock of any class or securities convertible into shares of stock of any class, the issuance shall not affect, and no adjustment by reason thereof shall be required to be made with respect to the number or price of Shares subject to any Award.

(b)                                 Dissolution or Liquidation. In the event of the dissolution or liquidation of the Company other than as part of a Change of Control, each Award will terminate immediately prior to the consummation of such action, subject to the ability of the Committee to exercise any discretion authorized in the case of a Change in Control.

(c)                                  Change in Control. In the event of a Change in Control, the Committee may in its sole and absolute discretion and authority, without obtaining the approval or consent of the Company’s shareholders or any Participant with respect to his or her outstanding Awards, take one or more of the following actions:

(i)                                     arrange for or otherwise provide that each outstanding Award shall be assumed or a substantially similar award shall be substituted by a successor corporation or a parent or subsidiary of such successor corporation (the “Successor Corporation”);

(ii)                                  accelerate the vesting of Awards so that Awards shall vest (and, to the extent applicable, become exercisable) as to the Shares that otherwise would have been unvested and provide that call rights of the Company with respect to issued Shares shall lapse as to the Shares subject to such repurchase right;

(iii)                               arrange or otherwise provide for the payment of cash or other consideration to Participants in exchange for the satisfaction and cancellation of outstanding Awards; or

(iv)                              make such other modifications, adjustments or amendments to outstanding Awards or this Plan as the Committee deems necessary or appropriate, subject however to the terms of Section 11 below.

Notwithstanding the above, if the Committee has not taken the action specified in section 9(c)(i) above, then the Committee shall take either the action specified in 9(c)(ii) or 9(c)(iii) above, unless otherwise provided in the Award Agreement. Further, unless otherwise provided in an Award Agreement, in the event a Participant holding an Award assumed or substituted by the Successor Corporation in a Change in Control is Involuntarily Terminated by the Successor

Corporation in connection with, or within 12 months (or other period either set forth in an Award Agreement, or as increased thereafter by the Committee to a period longer than 12 months) following consummation of the Change in Control, then any assumed or substituted Award held by the terminated Participant at the time of termination shall accelerate and become fully vested, and any repurchase right applicable to any Shares shall lapse in full, unless an Award Agreement provides for a more restrictive acceleration or vesting schedule or more restrictive limitations on the lapse of call rights or otherwise places additional restrictions, limitations and conditions on an Award. The acceleration of vesting and lapse of call rights provided for in the previous sentence shall occur immediately prior to the effective date of the Participant’s termination, unless an Award Agreement provides otherwise.

(d)                                 Certain Distributions. In the event of any distribution to the Company’s shareholders of securities of any other entity or other assets (other than dividends payable in cash or stock of the Company) without receipt of consideration by the Company, the Committee may, in its discretion, appropriately adjust the price per Share covered by each outstanding Award to reflect the effect of such distribution or take such other actions as it deems just and equitable in the circumstances.

10.                                 Time of Granting Awards.

The date of grant (“Grant Date”) of an Award shall be the date on which the Committee makes the determination granting such Award or such other date as is determined by the Committee.

11.                                 Modification, Extension, and Renewal of Awards.

Within the limitations of the Plan, the Committee may modify an Award to accelerate the vesting of any Award, to extend or renew outstanding Awards or to accept the cancellation of outstanding Awards. Notwithstanding the foregoing provision, no modification of an outstanding Award shall materially and adversely affect such Participant’s rights thereunder (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code), unless either (i) the Participant provides written consent, or (ii) before a Change in Control, the Committee determines in good faith that the modification is not materially adverse to the Participant.

12.                                 Term of Plan.

The Plan shall continue in effect for a term of ten (10) years from its effective date as determined under Section 16 below, unless the Plan is sooner terminated under Section 16 below.

13.                                 Amendment and Termination of the Plan.

(a)                                  Authority to Amend or Terminate. Subject to Applicable Laws, the Board may from time to time amend, alter, suspend, discontinue, or terminate the Plan.

(b)                                 Effect of Amendment or Termination. No amendment, suspension, or termination of the Plan shall materially and adversely affect Awards already granted (with such an affect being presumed to arise from a modification that would trigger a violation of Section 409A of the Code)

unless either it relates to an adjustment pursuant to Section 9 or modification pursuant to Section 11 above, or it is otherwise mutually agreed between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company. Notwithstanding the foregoing, the Committee may amend the Plan to eliminate provisions which are no longer necessary as a result of changes in tax or securities laws or regulations, or in the interpretation thereof.

14.                                 Conditions Upon Issuance of Shares.

Notwithstanding any other provision of the Plan or any agreement entered into by the Company pursuant to the Plan, the Company shall not be obligated, and shall have no liability for failure, to issue or deliver any Shares under the Plan unless such issuance or delivery would comply with Applicable Law, with such compliance determined by the Company in consultation with its legal counsel.

15.                                 Reservation of Shares.

The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

16.                                 Effective Date.

This Plan shall become effective on the date on which it receives Board approval.

17.                                 Controlling Law.

All disputes relating to or arising from the Plan shall be governed by the internal substantive laws (and not the laws of conflicts of laws) of the State of Delaware, to the extent not preempted by United States federal law. If any provision of this Plan is held by a court of competent jurisdiction to be invalid and unenforceable, the remaining provisions shall continue to be fully effective.

18.                                 Laws And Regulations.

(a)                                  U.S. Securities Laws. This Plan, the grant of Awards and the obligation of the Company to deliver any of its securities (including, without limitation, Restricted Shares, Restricted Share Units and Unrestricted Shares) under this Plan shall be subject to all Applicable Law. In the event that the Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”), or any applicable state securities laws prior to the delivery of such Shares, the Company may require, as a condition to the issuance thereof, that the persons to whom Shares are to be issued represent and warrant in writing to the Company that such Shares are being acquired by him or her for investment for his or her own account and not with a view to, for resale in connection with, or with an intent of participating directly or indirectly in, any distribution of such Shares within the meaning of the Securities Act, and a legend to that effect may be placed on the certificates representing the Shares.

(b)                                 Other Jurisdictions. To facilitate the making of any grant of an Award under this Plan, the Committee may provide for such special terms for Awards to Participants who are foreign nationals or who are employed by the Company or any Affiliate outside of the United States of

America as the Committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. The Company may adopt rules and procedures relating to the operation and administration of this Plan to accommodate the specific requirements of local laws and procedures of particular countries. Without limiting the foregoing, the Company is specifically authorized to adopt rules and procedures regarding the conversion of local currency, taxes, withholding procedures and handling of stock certificates which vary with the customs and requirements of particular countries. The Company may adopt sub-plans and establish escrow accounts and trusts as may be appropriate or applicable to particular locations and countries.

19.                                 No Shareholder Rights. Subject to Section 6 and the terms of any Award Agreement, neither a Participant nor any transferee of a Participant shall have any rights as a shareholder of the Company with respect to any Shares or Restricted Shares underlying any Award until the date of issuance of a share certificate to a Participant or a transferee of a Participant for such Shares in accordance with the Company’s governing instruments and Applicable Law. No adjustment will be made for a dividend or other right that is determined based on a record date prior to the date the stock certificate is issued, except as otherwise specifically provided for in this Plan.

20.                                 No Employment Rights. The Plan shall not confer upon any Participant any right to continue an employment, service or consulting relationship with the Company, nor shall it affect in any way a Participant’s right or the Company’s right to terminate the Participant’s employment, service, or consulting relationship at any time, with or without Cause.

21.                                 Pre-IPO Provisions.

Subject to any contrary terms set forth in any Award Agreement, for any period preceding the date of an Initial Public Offering, this Section 21 shall be applicable to any Shares subject to or issued pursuant to Awards. The provisions set forth below shall become null and void as of the date of an Initial Public Offering.

(a)                                  Shareholders’ Agreement. As a condition for the delivery of any Shares pursuant to any Award, the Committee may require the Participant to execute and be bound by any agreement that generally exists between the Company and similarly-situated Shareholders.

(b)                                 Call Rights. The Committee in its discretion may provide that the Company may repurchase Shares issued pursuant to the Plan upon a Participant’s termination of Continuous Service; provided, however that any such call right shall be set forth in the applicable Award Agreement or in another agreement referred to in such agreement and, provided further, that to the extent required by Applicable Law, any such repurchase right granted prior to the date on which the Shares become publicly-traded to a person who is not an Officer, Director or Consultant shall be upon the following terms: (i) if the repurchase option gives the Company the right to repurchase the shares upon termination of Continuous Service at not less than the Fair Market Value of the Shares to be purchased on the date of termination of Continuous Service, then (A) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Shares within ninety (90) days of termination of Continuous Service or such longer period as may be agreed to by the Committee and the Plan participant, and (B) the right terminates when the Shares become publicly traded; and (ii) if the repurchase option gives the Company the right to repurchase the Shares upon termination of the Participant’s Continuous Service at the original purchase price for such Shares, then (A) the right to repurchase at the original purchase price shall lapse at the rate of at least twenty percent (20%) of the Shares per year over five (5) years from the Grant Date, and (B) the right to repurchase shall be exercised for cash or cancellation of purchase money indebtedness for the Shares within ninety (90) days of termination of Continuous Service or such longer period as may be agreed to by the Company and the Participant.

(c)                                  Put Rights. In the event of a Participant’s termination of Continuous Service due to the Participant’s death or Disability, the Participant (or the Participant’s designated beneficiary or estate, in the absence of a designated beneficiary) shall have the right for ninety (90) days thereafter to sell to the Company any or all Shares received pursuant to the Plan for a price, payable in cash, equal to the Fair Market Value of the Shares to be sold on the date of settlement. The Company’s obligation hereunder shall be absolutely subject to and contingent upon its ability to make such cash payments to the extent allowed under (i) Applicable Law, (ii) its financial covenants with any lender, and (iii) any preferred stockholder agreements; with the sale of some or all of the Participant’s Shares and the payment due for such Shares being deferred pursuant to the preceding sentence only to the extent necessary until the last day of the first fiscal quarter during which the Company may make a cash payment for such Shares. At such time, the Participant shall receive a payment equal to the Fair Market Value of the Shares on such settlement date (or if greater, the date on which the Participant’s Continuous Service terminated).

(d)                                 Market Stand-Off. In connection with any underwritten public offering by the Company of its equity securities pursuant to an effective registration statement filed under the federal securities laws, including the Company’s initial public offering, Participants shall not directly or indirectly sell, make any short sale of, loan, hypothecate, pledge, offer, grant, sell or otherwise dispose or transfer, or agree to engage in any of the foregoing transactions with respect to, any Shares acquired under this Plan without the prior written consent of the Company or its underwriters. Such restriction (the “Market Stand-Off”) shall be in effect for such period of time, not exceeding one hundred eighty (180) days, following the date of the final prospectus for the offering as may be requested by the Company or such underwriters. The Market Stand-Off shall in any event terminate two (2) years after the date of the Company’s initial public offering. In the event of the declaration of a stock dividend, a spin-off, a stock split, an adjustment in conversion ratio, a recapitalization or a similar transaction affecting the Company’s outstanding securities without receipt of consideration, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to such Market Stand-Off. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this Plan until the end of the applicable stand-off period. The Company and its underwriters shall be beneficiaries of the arrangement set forth in this paragraph. This paragraph shall not apply to Shares registered in a public offering under the federal securities laws, and the Participant shall be subject to this paragraph only if the directors and officers of the Company are subject to similar arrangements.

(e)                                  Tag-Along Rights and Drag-Along Rights. Unless otherwise provided in any Award Agreement, each Award Agreement shall incorporate by reference to the “Tag-Along Rights” and “Drag-Along Rights” provisions set forth in Appendix B.

TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 RESTRICTED STOCK PLAN

Appendix A: Definitions

As used in the Plan, the following definitions shall apply:

“Affiliate” means, with respect to any Person (as defined below), any other Person that directly or indirectly controls or is controlled by or under common control with such Person. For the purposes of this definition, “control,” when used with respect to any Person, means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of such Person or the power to elect directors, whether through the ownership of voting securities, by contract or otherwise; and the terms “affiliated,” “controlling” and “controlled” have meanings correlative to the foregoing.

“Applicable Law” means the legal requirements relating to the administration of options and share-based plans under applicable U.S. federal and state laws, the Code, any applicable stock exchange or automated quotation system rules or regulations (to the extent the Committee determines in its discretion that compliance with such rules or regulations) and the applicable laws of any other country or jurisdiction where Awards are granted, as such laws, rules, regulations and requirements shall be in place from time to time.

“Award” means any award made pursuant to the Plan, including awards made in the form a Restricted Share, a Restricted Share Unit, and an Unrestricted Share, or any combination thereof, whether alternative or cumulative, authorized by and granted under this Plan.

“Award Agreement” means any written agreement entered into between the Company and the Participant, setting forth the terms of an Award that has been authorized by the Committee. The Committee shall determine the form or forms of documents to be used, and may change them from time to time for any reason.

“Board” means the Board of Directors of the Company.

“Cause” means: (i) Participant’s failure to perform the duties and responsibilities of his or her position in a manner satisfactory to the Company, except that Cause does not include failure resulting from Participant’s incapacity due to mental or physical illness or injury or from any permitted leave required by law, (ii)  Participant’s failure to comply with Participant’s employment agreement or with the Company’s written employment policies, (iii) Participant’s conviction of, or entering of a plea of guilty or nolo contendere to, a felony, (iv) Participant’s willful misconduct that results in harm to the Company financially, reputationally or otherwise, (v) Participant’s repeated failure to follow the lawful instructions of his direct or indirect supervisors, and/or (vi) Participant’s disqualification or bar by any governmental or self-regulatory authority from serving in the capacity he or she is employed with the Company or Participant’s loss of any governmental or self-regulatory license that is reasonably necessary for Participant to perform his or her responsibilities to the Company. Notwithstanding the foregoing, if a Participant is a party to a written employment agreement with the Company or an Affiliate and such employment agreement has a definition of “cause” that differs from the definition above, then the definition of Cause for purposes of this Plan as it applies to such Participant shall be deemed to be the definition of “cause” as set forth in the Participant’s employment agreement.

“Change in Control” means any of the following the occurrence of any one of the following events:

(i)                                     any Person, other than a Permitted Investor, is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing (A) more than 30% of the total voting power of the Company’s then outstanding securities generally eligible to vote for the election of directors (the “Company Voting Securities”) and (B) a greater percentage of the then outstanding Company Voting Securities that are than held by all the Permitted Investors in the aggregate; provided, however, that any of the following acquisitions shall not be deemed to be a Change in Control:  (1) by the Company or any subsidiary or affiliate, (2) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any subsidiary or affiliate, (3) by any underwriter temporarily holding securities pursuant to an offering of such securities, or (4) pursuant to a Non-Qualifying Transaction (as defined in paragraph (ii));

(ii)                                  the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its subsidiaries or affiliates (a “Business Combination”), unless immediately following such Business Combination —

a.                                       more than 50% of the total voting power of (x) the corporation resulting from such Business Combination (the “Surviving Corporation”), or (y) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of a majority of the voting securities eligible to elect directors of the Surviving Corporation (the “Parent Corporation”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination,

b.                                      no Person, other than a Permitted Investor or any employee benefit plan (or related trust) sponsored or maintained by the Surviving Corporation or the Parent Corporation, is or becomes the beneficial owner, directly or indirectly, of securities of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) representing (A) 30% of the total voting power of the securities then

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outstanding generally eligible to vote for the election of directors of the Parent Corporation (or the Surviving Corporation) (the “Parent Voting Securities”), and (B) a greater percentage of the then outstanding Parent Voting Securities that are then held by all the Permitted Investors in the aggregate, and

c.                                       at least a majority of the members of the board of directors of the Parent Corporation (or, if there is no Parent Corporation, the Surviving Corporation) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination;

(any Business Combination which satisfies all of the criteria specified in (A), (B) and (C) above shall be deemed to be a “Non-Qualifying Transaction”);

(iii)                               the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company; or

(iv)                              the consummation of a sale of all or substantially all of the Company’s assets to an entity that is not an affiliate of the Company (other than pursuant to a Non-Qualifying Transaction).

Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 30% of Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person, a Change in Control of the Company may then occur.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

“Committee” means one or more committees or subcommittees of the Board appointed by the Board to administer the Plan in accordance with Section 4 above. With respect to any decision involving an Award intended to satisfy the requirements of Section 162(m) of the Code, the Committee shall consist of two or more Directors of the Company who are “outside directors” within the meaning of Section 162(m) of the Code. With respect to any decision relating to a Reporting Person, the Committee shall consist of two or more Directors who are disinterested within the meaning of Rule 16b-3.

“Common Stock” or “Share” means a share of common stock of the Company, as adjusted in accordance with Section 9 of the Plan.

“Company” means Talecris Biotherapeutics Holdings Corp.; provided, however, that in the event the Company reincorporates to another jurisdiction, all references to the term “Company” shall refer to the Company in such new jurisdiction.

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“Consultant” means any person, including an advisor, who is engaged by the Company or any Affiliate to render services and is compensated for such services.

“Continuous Service” means the absence of any interruption or termination of service as an Employee, Director, or Consultant. Continuous Service shall not be considered interrupted in the case of:  (i) sick leave; (ii) military leave; (iii) any other leave of absence approved by the Committee, provided that such leave is for a period of not more than 90 days, unless reemployment upon the expiration of such leave is guaranteed by contract or statute, or unless provided otherwise pursuant to Company policy adopted from time to time; (iv) changes in status from Director to advisory director or emeritus status; or (iv) in the case of transfers between locations of the Company or between the Company, its Affiliates or their respective successors. Changes in status between service as an Employee, Director, and a Consultant will not constitute an interruption of Continuous Service.

“Director” means a member of the Board, or a member of the board of directors of an Affiliate.

“Disabled” or “Disability” means a condition under which a Participant  —

(a)                                  is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or

(b)                                 is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, received income replacement benefits for a period of not less than 3 months under an accident or health plan covering employees of the Company.

“Drag-Along Right” has the meaning set forth in Section 21(e).

“Eligible Person” means any Consultant, Director or Employee and includes non-Employees to whom an offer of employment has been or is being extended.

“Employee” means any person whom the Company or any Affiliate classifies as an employee (including an officer) for employment tax purposes, whether or not that classification is correct. The payment by the Company of a director’s fee to a Director shall not be sufficient to constitute “employment” of such Director by the Company.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” of a share of Common Stock on any date shall be (i) the closing sale price per share of Common Stock during normal trading hours on the national securities exchange on which the Common Stock is principally traded for such date or the last preceding date on which there was a sale of such Common Stock on such exchange or (ii) if the shares of Common Stock are then traded in an over-the-counter market, the average of the closing bid and asked prices for the shares of Common Stock during normal trading hours in such over-the-counter market for such date or the last preceding date on which there was a sale of such Common Stock in such market, or (iii) if the shares of Common Stock are not then listed on a national securities exchange or traded in an over-the-counter market, such value as the Committee, in its sole discretion, shall determine.

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“Grant Date” has the meaning set forth in Section 10 of the Plan.

 “Initial Public Offering” means the initial public offering, if any, of “equity interests” of the Company or Talecris Holdings, LLC pursuant to an effective registration statement under the Securities Act. For purposes of this paragraph, “equity interests” means any shares of any class or series of any securities (including debt securities) convertible into or exercisable or exchangeable for shares of any class or series of capital stock of any Person (or which are convertible into or exercisable or exchangeable for another security which is, in turn, convertible into or exercisable or exchangeable for shares of any class or series of capital stock of such Person), whether now authorized or not.

“Involuntary Termination” means termination of a Participant’s Continuous Service under the following circumstances occurring on or after a Change in Control:  (i) termination without Cause by the Company or an Affiliate or successor thereto, as appropriate; or (ii) voluntary termination by the Participant within 60 days following (A) a material reduction in the Participant’s job responsibilities, provided that neither a mere change in title alone nor reassignment to a substantially similar position shall constitute a material reduction in job responsibilities; (B) an involuntary relocation of the Participant’s work site to a facility or location more than 50 miles from the Participant’s principal work site at the time of the Change in Control; or (C) a material reduction in Participant’s total compensation other than as part of an reduction by the same percentage amount in the compensation of all other similarly-situated Employees, Directors or Consultants.

 “Participant” means any holder of one or more Awards under the Plan.

 “Permitted Investor” means Parent, Cerberus-Plasma Holdings LLC and Ampersand Ventures or any of their respective affiliates or other affiliates of Cerberus Capital Management, L.P.

“Person” means any natural person, association, trust, business trust, cooperative, corporation, general partnership, joint venture, joint-stock company, limited partnership, limited liability company, real estate investment trust, regulatory body, governmental agency or instrumentality, unincorporated organization or organizational entity.

“Plan” means this Talecris Biotherapeutics Holdings Corp. 2006 Restricted Stock Plan.

“Reporting Person” means an officer, Director, or greater than “ten percent shareholder” of the Company within the meaning of Rule 16a-2 under the Exchange Act, who is required to file reports pursuant to Rule 16a-3 under the Exchange Act. For purposes of this paragraph, “ten percent shareholder” means a Person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Restricted Shares” mean Shares subject to restrictions imposed pursuant to Section 6  of the Plan.

“Restricted Share Units” mean Awards pursuant to Section 6 of the Plan.

“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as amended from time to time, or any successor provision.

 “Securities Act” means the Securities Act of 1933, as amended.

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“Share” or “Common Stock” means a share of common stock of the Company, as adjusted in accordance with Section 9 of the Plan.

“Tag-Along Right” has the meaning set forth in Section 21(e).

 “Talecris 2005 Plan” means the Talecris Biotherapeutics Holdings Corp. 2005 Stock Option and Incentive Plan.

“Ten Percent Holder” means a person who owns stock representing more than ten percent (10%) of the combined voting power of all classes of stock of the Company or any Affiliate.

“Unrestricted Shares” mean Shares awarded pursuant to Section 6 of the Plan.

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TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 RESTRICTED STOCK PLAN

Appendix B: “Tag-Along Rights” and “Drag-Along Rights”

As referenced in Section 21(e), the “Tag-Along Rights” and “Drag-Along Rights” are set forth below:

I. Tag-Along Rights

(a)                                  Subject to sub-section (f) below, if at any time the Company proposes to sell (a “Tag-Along Transfer”), in a single transaction or series of transactions, all or any portion of its Shares held by it (the “Tag-Along Shares”) to a third party, each Participant shall have the opportunity to sell its Pro Rata Share of the Tag-Along Shares (“Tag-Along Right”). The Company shall provide written notice (the “Tag-Along Offer Notice”) of such Tag-Along Transfer not later than 30 days prior to the consummation of the Tag-Along Transfer to the Participants disclosing (i) the identity of the proposed purchaser, (ii) the number of Tag-Along Shares, (iii) the price at which the Tag-Along Shares are proposed to be sold (the “Tag-Along Offer Price”), and (iv) all other material terms and conditions of the Tag-Along Transfer. The Company agrees to use commercially reasonable efforts to obtain the agreement of the prospective purchaser to the participation of the Participants in the contemplated Tag-Along Transfer, and agrees not to transfer any shares to a prospective purchaser that declines to allow the participation of the Participants in accordance herein.

(b)                                 If any Participant desires to exercise the Tag-Along Right, it shall, prior to the expiration of 20 days after the Tag-Along Offer Notice is provided (the “Notice Period”), provide the Company with a written notice specifying the number of Common Stock which it has an interest in selling pursuant to the Tag-Along Transfer (a “Notice of Interest”). The Participant exercising the Tag-Along Right may specify in the Notice of Interest a number of Common Stocks that is greater than its Pro Rata Share (as defined below); provided, however, the Company, in its absolute discretion, may limit the number of Common Shares to be sold by any Participant pursuant to this section, its Pro Rata Share. Delivery of a Notice of Interest shall constitute an irrevocable election by such Participant to sell the number of Common Stocks specified in such Notice of Interest pursuant to the terms of the Tag-Along Transfer at a price equal to the Tag-Along Offer Price. If any Participant delivers a Notice of Interest, it agrees that it will deliver to the closing of the Tag-Along Transfer certificates evidencing the Common Stock to be sold by it in the Tag-Along Transfer duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to the Company, executed by such Participant and will execute such other documents containing such terms and conditions (including customary representations and warranties that relate specifically to its Common Stocks being sold) that the Company may reasonably request in order to .consummate e the Tag-Along Transfer at the time specified by the Company. In the event that any Participant fails to deliver any of the foregoing on or before the closing, then such Participant will be deemed to have irrevocably waived all of its rights under this section with respect to any future Tag-Along Transfers. The “Pro Rata Share” which a Participant shall be entitled to sell shall be a number of Common Stocks equal to the product obtained by

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multiplying (x) the total number of Common Stocks owned by such Participant by (y) a fraction, the numerator of which shall be the number of Fully Diluted Common Stocks into which Shares proposed to be sold by the Company are convertible, exercisable or exchangeable and the denominator shall be the total number of Shares owned by the Company, assuming the conversion or exchange of all equity interests of the Company owned by such Participant; provided, however, that if the proposed third party purchaser in the Tag-Along Transfer is not willing to purchase the total of the Tag-Along Shares to be sold by the Company and the Pro Rata Share of each Participant at the same per unit Tag-Along Offer Price and on the same terms and conditions contained in the offer for the Tag-Along Transfer, then the number of the Tag-Along Shares to be sold by the Company and the Pro Rata Share of each Participant shall be cut back pro rata (i.e., the number of Shares that each of the Company and the Participant may sell shall bear the same percentage to total number of Shares held by each of them, assuming the conversion or exchange of all equity interests of the Company owned by such Participant).

(c)                                  On the date of the consummation of the Tag-Along Transfer, the Company shall remit or cause to be remitted to the Participants participating in the Tag-Along Transfer the total sales price of the Common Stocks sold by such Participants, as applicable, less a pro rata portion of the documented and reasonable out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses) incurred by the Company in connection with such Tag-Along Transfer.

(d)                                 If, at the end of a Notice Period, any of the Participants shall not have exercised its Tag-Along Right, each such Participant will be deemed to have waived all of his or her rights under this section with respect to the particular Tag-Along Transfer described in the applicable Tag-Along Offer Notice.

(e)                                  Sub-section (a) shall not apply to any sale by the Company (i) as part of a Public Offering by the Company in which the Participants have been offered the right to participate on a pro rata basis, (ii) pursuant to an approved sale in which the Participants have been offered the right to participate on a pro rata basis, (iii) to its Affiliates provided that any such Affiliate agrees in writing to be bound by the provisions of this Agreement affecting the equity interests so transferred or (iv) of less than 10% of the Shares beneficially owned by Company as of the date hereof.

(f)                                    Notwithstanding anything to the contrary in sub-section, no Participant may elect to participate in a Tag-Along Transfer during the period after the Company has given a Notice of Election and the Board has determined that the Company has sufficient funds available to pay the call price, and has reserved sufficient funds therefore, and before the earlier of the payment of the call price and withdrawal by the Company of the Notice of Election.

(g)                                 This section shall terminate immediately prior to the consummation of an IPO.

II. Drag-Along Right

(h)                                 In the event that the Company proposes to sell (the “Drag-Along Sale”) all or any portion of the Shares held by it to a third party in a single transaction or series of related transactions that would result in such third party and its Affiliates becoming the beneficial owner, directly or indirectly, of 50% or more of the Fully Diluted Common Shares of the Company, the Company may require each Participant to participate in such Drag-Along Sale and sell the same percentage of its Common Shares, as the Fully Diluted Common Shares that would be sold by the Company,

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assuming the conversion or exchange of all equity interests of the Company, represent to the total number of Fully Diluted Common Shares that would be held by the Company, assuming the conversion or exchange of all equity interests of the Company, on the same terms and conditions and at the same time or times as applicable to the Company.

(i)                                     The Company shall, promptly upon determining the terms of the Drag-Along Sale, deliver to each Participant written notice (the “Drag-Along Notice”) specifying the material terms of the Drag-Along Sale, including the identity of the purchaser to which the Drag-Along Sale is proposed to be made, the terms per Fully Diluted Common Stock of such sale and the costs expected to be incurred by the Company in connection with such sale. In connection with any such sale, each Participant will agree (i) to make or agree to any customary representations, covenants, indemnities and agreements as the Company so long as they are made severally and not jointly and the liabilities. Thereunder are borne on a pro rata basis based on the numbers of Fully Diluted Common Stocks into which Shares sold by each Participant are convertible, exercisable or exchangeable and (ii) to pay their proportionate share of the reasonable and documented costs (including, without limitation, reasonable legal fees and expenses) incurred by each of the Company and the Participants in connection with such Drag-Along Sale to the extent not paid or reimbursed by the Company or the third party.

(j)                                     Each Participant agrees that it will deliver at the closing of the Drag-Along Sale certificates evidencing the Common Shares to be sold by such Participant in the Drag-Along Sale duly endorsed in blank or accompanied by written instruments of transfer in form reasonably satisfactory to the Company executed by such Participant, and each Participant shall execute such other documents of transfer that Company may reasonably request in order to consummate the Drag-Along Sale at the time specified by Company.

(k)                                  On the date of the consummation of the Drag-Along Sale, the Company shall remit or cause to be remitted to each Participant its portion of the consideration for the Common Stocks sold pursuant thereto less its proportionate share of the reasonable and documented costs (including, without limitation, reasonable legal fees and expenses) incurred in connection with such Drag-Along Sale to the extent not paid or reimbursed by the Company or the third party.

(l)                                     Anything herein to the contrary notwithstanding, the Company shall have no obligation to any Participant to sell any Shares pursuant to this section as a result of any decision by the Company not to accept or consummate any Drag-Along Sale (it being understood that any and all such decisions shall be made the Company in its sole discretion). The Participants shall not be entitled to make any Sale of Common Shares directly to any third party pursuant to a Drag-Along Sale (it being understood that all such sales shall be made only on the terms and pursuant to the procedures set forth in this section).

*     *     *     *    *

This Appendix B shall terminate immediately prior to the consummation of an IPO.

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TALECRIS BIOTHERAPEUTICS HOLDINGS CORP.

2006 RESTRICTED STOCK PLAN

As approved by the Board of Directors on November 17, 2006, and its Special Dividend Committee on December 6, 2006

/s/ LAWRENCE STERN
Lawrence Stern
Executive Chairman